UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 16, 2005

Date of Report

Date of earliest event reported

INFOSPACE, INC.

(Exact name of Registrant as specified in its charter)

0-25131	DELAWARE	91-1718107
(Commission File No.)	(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

601 108th Avenue N.E., Suite 1200

Bellevue, Washington 98004

(Address of Principal Executive Offices)

425-201-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 OTHER EVENTS

On May 16, 2005, InfoSpace, Inc. announced that its Board of Directors has authorized the repurchase of up to $100 million of its outstanding common stock. Subject to applicable securities laws, the shares may be repurchased from time to time in the open market or in privately negotiated transactions. Such purchases will be at times and in amounts as the Company deems appropriate, based on factors such as market conditions, legal requirements and other corporate considerations. The Company’s Board of Directors has authorized that purchases may be made under Rule 10b5-1 of the Securities Exchange Act of 1934. A Rule 10b5-1 plan allows InfoSpace to repurchase its shares during periods when the Company would normally not be active in the market due to its own internal trading blackout periods.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	EXHIBITS.

99.1	Press Release, dated May 16, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2005

INFOSPACE, INC.

By:	/s/ John M. Hall
John M. Hall
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No	Description
99.1	Press Release, dated May 16, 2005.